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EXHIBIT 10.2

FALCON FINANCIAL, LLC

FIRST AMENDMENT TO
REVOLVING WAREHOUSE FINANCING AGREEMENT
AND WAIVER

        This FIRST AMENDMENT TO REVOLVING WAREHOUSE FINANCING AGREEMENT (this "Amendment") is dated as of March 25, 1998 and entered into by and among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V., and is made with reference to the Revolving Warehouse Financing Agreement dated as of January 7, 1998 by and among the parties hereto (the "Warehouse Agreement"). Capitalized terms used herein without definition shall have the same meanings set forth in the Warehouse Agreement.

        WHEREAS, the parties desire to amend the Warehouse Agreement as provided below;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

  Section 1 AMENDMENTS TO WAREHOUSE AGREEMENT

        1.1    Additional Definitions.    Article I of the Warehouse Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

          "Affiliate Guaranty" means a guaranty by an Obligor Affiliate of an Obligor's obligations under the relevant Receivable, in substantially the form of one of the form contracts set forth in Exhibit B annexed hereto.

          "Obligor Affiliate" means each Affiliate of the Obligor granting a security interest in all or part of the Related Security and/or providing an Affiliate Guaranty.

        1.2    Amendments to Existing Definitions.    Article I of the Warehouse Agreement is hereby amended by amending and restating the following definitions in their entirety:

          "Contract" means the agreements and instruments evidencing a Receivable and pursuant to which a security interest in the Related Security is granted and perfected, including, but not limited to, each promissory note, security agreement, Affiliate Guaranty, deed of trust, mortgage and other loan documents and, in the case of a Sale/Leaseback Receivable, the underlying sale and lease documents between the Sale/Leaseback Subsidiary and the respective Dealer Lessee.

          "Eligible Direct Loan Receivable" means, at any time, any Direct Loan Receivable that is listed on a List of Receivables that has been delivered to SunAmerica and which, in SunAmerica's sole determination, satisfies each of the following requirements:

            (a)   In each case pursuant to the Loan Origination Guidelines, as in effect at the time such Receivable originated: (i) the Obligor of the Receivable meets the criteria for eligibility as a borrower; (ii) the Obligor Affiliates meet the criteria for eligibility as guarantors; (iii) the Related Security provided by the Obligor and the Obligor Affiliates meets the criteria for required collateral.

            (b)   The Obligor of the Receivable, or one of the Obligor Affiliates providing an Affiliate Guaranty, owns one or more of the franchises set forth on Schedule 1.1(b) attached hereto, as amended from time to time with the prior written consent of SunAmerica.

            (c)   Neither the Obligor of the Receivable nor any of the Obligor Affiliates is an Affiliate of any of the parties hereto.

            (d)   Neither the Obligor of the Receivable nor any of the Obligor Affiliates is the Obligor or an Obligor Affiliate of any Receivable that has at any time been a Defaulted Receivable.

            (e)   The Receivable is not, and has not at any time been, a Defaulted Receivable.

            (f)    The Receivable is evidenced by an "instrument" within the meaning of the UCC of all applicable jurisdictions.

            (g)   The Receivable is denominated and payable only in United States dollars in the United States.

            (h)   The Receivable, each Affiliate Guaranty and all other instruments evidencing the Related Security arise under a Contract in substantially the form of one or more of the form contracts set forth in Exhibit B annexed hereto or is otherwise approved by Customer's usual counsel engaged to prepare or update such forms and has been delivered to SunAmerica; such Contract and such Receivable and the related Receivable Delivery Documents are in full force and effect and constitute the legal, valid and binding obligations of the Obligor and the Obligor Affiliates enforceable against such Obligor and Obligor Affiliates in accordance with their respective terms subject to no offset, counterclaim or other defense, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

            (i)    The Receivable, each Affiliate Guaranty and all other instruments evidencing the Related Security arise under a Contract which (i) does not require the Obligor or Obligor Affiliate under such Contract to consent to the transfer, sale or assignment of the rights and duties of Customer under such Contract and (ii) does not contain a confidentiality provision that purports to restrict the ability of Facility Agent or Purchasers or their successors or assigns to exercise rights under this Agreement or the other Transaction Documents, including, without limitation, their right to review such Contract.

            (j)    The Receivable is legally and beneficially owned by Customer, free and clear of any Adverse Claim, except as created or permitted hereunder, and any assignment of such Receivable by Customer or its transferees is not prohibited by the applicable Contract or any Related Security with respect thereto.

            (k)   The Receivable together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, usury and other consumer laws) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation.

            (l)    The Receivable was generated in the ordinary course of Customer's business.

            (m)  The Receivable arises under a Contract the terms of which call for monthly and no more than 240 level pay installment payments except for the first installment and the final installment, each of which may be less but not more than the other monthly payments. The Receivable has a first installment due date no later than the next succeeding Cut-Off Date unless the first installment is prepaid, in which case the next installment has a due date no later than the second Cut-Off Date following the date on which the Receivable is made. Each payment is due on the same day of the month.

            (n)   Facility Agent has a first perfected ownership interest in or a first perfected security interest in the Receivable and all Related Security and the Related Security includes, without limitation, (i) the fee simple interest in all real property of the Obligor and/or the Obligor Affiliates used in connection with the operation of the automobile dealership to which the Receivable relates, and (ii) if the Obligor is not the owner thereof and/or the Obligor is not the franchisee, the leasehold interest in such real property.

            (o)   SunAmerica has not notified Customer in writing that it has determined, in its good faith discretion, that such Receivable or class of Receivables is not acceptable as an Eligible Receivable because such Receivable poses a material risk of uncollectibility or inability to be included in a Securitization Transaction.

            (p)   The Contract contains the original signatures of the respective Obligor and Obligor Affiliates.

            (q)   No provision of the Contract has been waived, extended, altered or modified in any respect except in accordance with the Loan Origination Guidelines, or, if criteria for such waiver, extension, alteration or modification is not contained in the Loan Origination Guidelines, with the prior consent of SunAmerica.

            (r)   All Scheduled Payments made on the Receivable have been applied to the Outstanding Principal Balance as required by the Contract and by law. Any payments in respect of interest and principal in excess of the Scheduled Payments due at the time of such payment were applied to the final maturing Scheduled Payments (thereby reducing the Outstanding Principal Balance thereof) and not the Scheduled Payments next due.

            (s)   On the date the Receivable was originated, the Obligor and each Obligor Affiliate had the capacity to contract and was solvent. Customer is not aware of facts which indicate Obligor or any Obligor Affiliate did not have the capacity to contract or which indicate a material adverse change since the date of the Contract in the Obligor's or any Obligor Affiliate's financial condition or the value of the Related Security.

            (t)    Customer has not commenced a foreclosure action or other lawsuit against the Obligor or any Obligor Affiliate; nor has Customer designated the Contract for such action.

            (u)   The Contract relating to such Receivable is to be collected and otherwise serviced by Servicer.

            (v)   The obligations of the original Obligor and the Obligor Affiliates have not been released or assumed by another Person unless the release or assumption was properly documented (or, in the case of an assumption, occurred by operation of law) and SunAmerica consents in writing to any such release or assumption for purposes of the Contract being an Eligible Receivable.

            (w)  The Contract has not been, nor is it designated to be, terminated, satisfied, canceled, subordinated or rescinded in whole or in part; nor has any Related Security been released, or designated for release, from the security interest granted by the Contract, unless, and only to the extent, consented to by SunAmerica.

            (x)   No claims of rescission, setoff, counterclaim, defense or other dispute have been asserted with respect to the Contract. Neither Customer nor any Affiliate of Customer has made any agreement with Obligor or any Obligor Affiliate to reduce the amount owed or the obligations incurred under the Contract. Neither Customer nor any such Affiliate are required to perform any additional service for, or perform or incur any additional obligation to, Obligor or any Obligor Affiliate in order for Customer to enforce the Contract.

            (y)   Except for payment defaults cured within 30 days, no default, breach, violation or event permitting acceleration under the terms of the Contract has occurred, and there is no condition existing that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of the Contract.

            (z)   Escrow Agent has received for delivery to Custodian: (i) the original Contract, bearing the original signatures of Obligor and each Obligor Affiliate, including any modifications or supplements thereto; and (ii) all of the documents, agreements and instruments listed in the Schedules to the Closing Instructions delivered pursuant to the Escrow Agreement in connection with the closing of such Receivable.

  Section 2 WAIVER

        The parties acknowledge that certain transactions have occurred under the Warehouse Agreement prior to the date of this Amendment that would satisfy the requirements of the Warehouse Agreement only as amended by this Amendment. The parties hereby waive any breach or default arising under the Warehouse Agreement prior to the date hereof that would not have arisen had this Amendment been in effect.

  Section 3 MISCELLANEOUS

        3.1    Reference to and effect on the Warehouse Agreement and other documents relating to the Warehouse Agreement.

        (a)   On and after the date hereof, each reference in the Warehouse Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Warehouse Agreement, and each reference in any other document relating to the Warehouse Agreement to the "Warehouse Agreement", "thereunder", "thereof", or words of like import referring to the Warehouse Agreement shall mean and be a reference to the Warehouse Agreement as amended by this Amendment.

        (b)   Except as specifically amended by this Amendment, the Warehouse Agreement and any other documents relating to the Warehouse Agreement shall remain in full force and effect and are hereby ratified and confirmed.

        (c)   The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Warehouse Agreement or any other document relating to the Warehouse Agreement.

        3.2    Execution in Counterparts.    This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

        3.3    Headings.    Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        3.4    Applicable Law.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

FALCON FINANCIAL, LLC

By:	/s/ DAVID A. KARP
	Name:	David A. Karp
	Title:	Chief Operating Officer

SUNAMERICA LIFE INSURANCE COMPANY

By:	/s/ JAMES K. HUNT
	Name:	James K. Hunt
	Title:	Authorized Agent

LASALLE NATIONAL BANK

By:	/s/ KATHLEEN L. BASTIAN
	Name:	Kathleen L. Bastian
	Title:	Assistant Vice President

ABN AMRO BANK N.V.

By:	/s/ W. ROBERT POFF
	Name:	W. Robert Poff
	Title:	Vice President

By:	/s/ JON R. BOTTORFF
	Name:	Jon R. Bottorff
	Title:	Senior Vice President

        ACKNOWLEDGED AND AGREED as of the date first above written pursuant to Section 2 of the Participation Agreement dated as of January 7, 1998 between SunAmerica Life Insurance Company and the undersigned.

GOLDMAN SACHS MORTGAGE COMPANY

By:	/s/ STEVEN T. MNUCHIN
	Name:	Steve T. Mnuchin
	Title:	President, Goldman Sachs Real Estate Funding Corp., general partner of Goldman Sachs Mortgage Company

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  EXHIBIT 10.2